UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2013

Anchorage International Holdings Corp.

(Exact name of small business issuer as specified in its charter)

Delaware	26-0884454
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

101 Southeast Parkway Ct., Suite 210, Nashville, TN 37212 (Address of principal executive offices)

(615) 495-8494
(Issuer’s telephone number)

Global Karaoke Network, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

As previously disclosed in our Annual Report on Form 10-K filed October 15, 2013, a majority of our shareholders and our board of directors approved an Amendment to our Certificate of Incorporation (the “Amendment”). As previously disclosed, the Amendment had the following effects:

·	It changed our name to Anchorage International Holdings, Corp.

·	Each share of our common stock was subject to a two for one (2:1) forward split with all fractional shares rounded to the nearest whole share; and

·	It increased the number of authorized common shares from 1,000,000,000 to 2,000,000,000.

We have been advised by FINRA that these actions took effect in the over-the-counter markets beginning October 22, 2013. The effective date of the two for one forward split was October 22, 2013. For a period of twenty business days beginning on that date, our trading symbol will be “GKNID.” After the expiration of twenty business days, our new trading symbol will be “AHCP.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Karaoke Network, Inc.

/s/ Jay Sakowski

Jason Sakowski

Chief Executive Officer

Date: October 30, 2013

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